EXHIBIT A

NATIONAL FUEL EXPLORATION CORP.

INCOME STATEMENT

PERIOD ENDING JUNE 30, 2003

(Unaudited)

Operating Revenue:
  Gas Sales                                                       -
  Other Operating Revenue                               $32,893,322
                                                     ---------------
Operating Revenue                                       $32,893,322
                                                     ---------------

Operating Expenses:
  Purchased Gas Sold                                              -
  Fuel For Generation                                             -
  Operation Expenses                                     $7,639,823
  Intercompany Operating Expense                                  -
  Maintenance Expenses                                            -
  Property, Franchise & Other Taxes                      $1,999,367
  Depreciation, Depletion & Amortization                 $5,737,826
  Impairment of O&G                                     $31,811,793
  Federal Income Taxes                                    ($374,983)
  State Income Taxes                                              -
  Deferred Inc Tax-Net                                    ($575,319)
  Invest Tax Cr Adjust                                            -
                                                     ---------------
Operating Expenses                                      $46,238,507
                                                     ---------------
Operating Income / (Loss)                              ($13,345,185)
                                                     ---------------

Other Income:
  Unremitted earnings of Subsidiaries                             -
  Dividends from Subsidiaries                                     -
  Intercompany Interest Income                                    -
  Income/(Loss) from Unconsol. Subs.                              -
  Miscellaneous Income                                            -
  Investment Tax Credit                                           -
  Other Interest Income                                           -
  AFUDC                                                           -
  Appliance & Jobbing                                             -
                                                     ---------------
  Other Income/ (Loss)                                            -

Income Before Interest Charges                         ($13,345,185)
                                                     ---------------

Interest Charges:
  Interest Charges on L/T Debt                                    -
  Intercompany Interest Expense                          $4,189,963
  Other Interest Expenses                                    $6,624
  ABFUDC                                                          -
                                                     ---------------
  Interest Charges                                       $4,196,587
                                                     ---------------

Minority Interest in Foreign Subs                                 -
                                                     ---------------

Income Before Cumulative Effect                        ($17,541,773)
                                                     ---------------

Cumulative Effect of Change in Accounting                         -

Net Income / (Loss)                                    ($17,541,773)
                                                     ===============

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2002 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003.